Exhibit 99.1

Submitted On: Mar 16, 2024, 02:16PM EDT Securities Offering Upload Form GA Secretary of State Securities Division Issuer Name AC Partners, Inc. Security Offering Type Regulation A+ Tier 1 Offering GA Application Number or Permit ID (if applicable) SEC Registration Number (if applicable) 024 - 12395 Contact Person Donald R. Keer Contact Email don@ keeresq.com Documents Included Cover Letter (*Required for initial filings) Articles of Incorporation and Bylaws Forms Included Uniform Application to Register Securities (Form U - 1) Regulation A Offering Statement (Form 1 - A) Consent to Service of Process (Form U - 2) File Uploads Georgia Cover Letter 031624.pdf acpsigneddocs.pdf ACPS Multistate - Form - U - 1.pdf AC Partners 1A - A3.docx BYLAWS VOF Adopted Feb 25 2019 1 - Copy.docx IGLU Articles of Incorp 062617.pdf